AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 9, 1999
                                                              FILE NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      CORNERSTONE REALTY INCOME TRUST, INC.
        (EXACT NAME OF REGISTRANT AS SPECIFIED IN GOVERNING INSTRUMENTS)


                 VIRGINIA                                 54-1589139
          (State or other jurisdiction       (I.R.S. Employer Identification No.)
       of incorporation or organization)


                 306 East Main Street, Richmond, Virginia 23219
                                 (804) 643-1761
    (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                                 Glade M. Knight
                              306 East Main Street
                            Richmond, Virginia 23219
                                 (804) 643-1761
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                                Leslie A. Grandis
                       McGuire, Woods, Battle & Boothe LLP
                                One James Center
                              901 East Cary Street
                            Richmond, Virginia 23219

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================

         TITLE OF EACH
           CLASS OF                  AMOUNT        PROPOSED MAXIMUM   PROPOSED MAXIMUM     AMOUNT OF
         SECURITIES TO                TO BE         OFFERING PRICE        AGGREGATE       REGISTRATION
         BE REGISTERED             REGISTERED          PER UNIT 1      OFFERING PRICE         FEE
-------------------------------------------------------------------------------------------------------
Common Shares, no par value .. 5,000,000 shares       $ 10.0625          $50,312,500      $ 13,986.88
========================================================================================================

1 Estimated  solely  for  the   purpose  of  calculating  the  registration  fee
  pursuant to Rule 457(a) of the Securities Act of 1933, as amended, as the average of the high and low prices reported on the New York Stock Exchange on April 6, 1999.
================================================================================

PROSPECTUS

                      CORNERSTONE REALTY INCOME TRUST, INC.

         DIVIDEND REINVESTMENT AND SHARE PURCHASE PLAN FOR COMMON SHARES

     Cornerstone Realty Income Trust, Inc. ("we" or "Cornerstone") offers this Dividend Reinvestment and Share Purchase Plan (the "Plan") to provide holders of record of Cornerstone's Common Shares, sometimes called Shareholders, with a convenient and economical way to acquire additional Shares without payment of any brokerage commission or service charge. The Common Shares are sometimes referred to as the "Shares."

     The Plan provides that all or a part of the cash dividends on Shares registered in the participants' names and held for them in the Plan are automatically reinvested in full and fractional Shares. Shareholders who have their Shares registered in "street name" or in the name of a broker, bank or other nominee may also participate in the Plan to the extent that their broker, bank or other nominee has procedures in place that will allow them to do so. Participants may also purchase additional Shares by making voluntary cash payments, which are invested quarterly

     Cornerstone Common Shares are traded on the New York Stock Exchange under the symbol "TCR". Currently, the purchase price for Shares under the Plan is the higher of the following two amounts: (i) the average price of Shares, as published in "The Wall Street Journal" report of New York Stock Exchange
Composite Transactions, for the period of ten trading days ending on the day preceding the day of purchase (but not greater than 105% of clause (ii) below) and (ii) the average price of Shares on the New York Stock Exchange on the day preceding the day of purchase. See Questions 13 and 16 in this Prospectus for additional information on how the purchase price of the Shares is determined under the Plan. For the dividends payable with respect to April 1999 (but not thereafter) Shares purchased through dividend reinvestment will be purchased at 95% of the foregoing purchase price, and Shares purchased with voluntary cash payments will be purchased at 97% of the foregoing purchase price.

     A Shareholder of record may participate in the Plan by completing an Authorization Card and in the form attached to this prospectus. A Shareholder whose Shares are held by a broker, bank or other nominee should consult with such nominee if the Shareholder desires to participate in the Plan.

     Shareholders who currently participate in Cornerstone's Plan need take no further action to continue participation in the Plan, but should note, as described in Question 2, that Shares are no longer being purchased at a discount, as in the past, except with respect to the April 1999 dividends. Shareholders who are not participants in Cornerstone's Plan and who do not want to become participants need do nothing and will continue to receive their cash dividends, if and when declared, as usual.

     Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved these securities or has determined if this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

                  The date of this Prospectus is April 9, 1999

                               TABLE OF CONTENTS


                                                      PAGE

                                                     -----
AVAILABLE INFORMATION ..............................   1
CORNERSTONE ........................................   1
THE PLAN ...........................................   1
 Purpose ...........................................   2
 Advantages and Possible Disadvantages .............   2
 Eligibility .......................................   2
 Administration ....................................   3
 Participation .....................................   3
 Costs .............................................   4
 Purchases and Voluntary Cash Payments .............   4
 Reports ...........................................   7
 Dividends .........................................   7
 Certificates for Shares ...........................   7
 Sales of Shares ...................................   7
 Withdrawal from the Plan ..........................   8
 Other Information .................................   8
USE OF PROCEEDS ....................................  10
DESCRIPTION OF COMMON SHARES .......................  10
PLAN OF DISTRIBUTION ...............................  11
INDEMNIFICATION OF DIRECTORS AND OFFICERS ..........  12
EXPERTS ............................................  12
LEGAL MATTERS ......................................  13

                             AVAILABLE INFORMATION

     Cornerstone files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information Cornerstone files at the SEC's public reference room in Washington, D.C. at 450 Fifth Street, N.W., Washington, D.C. 10549.
Please call the SEC at 1-800-SEC-0330 for further information on the SEC's public reference rooms. Cornerstone filings with the SEC are also available to the public from commercial document retrieval services, on Cornerstone's website at "http://www.cornerstonereit.com," and at the website maintained by the SEC at "http://www.sec.gov."

     The SEC allows Cornerstone to "incorporate by reference" the information it files with the SEC, which means that Cornerstone can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. Cornerstone incorporates by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the offering is completed.

       (a) Annual Report on Form 10-K for the year ended December 31, 1998.

       (b) The description of the Common Shares set forth in Cornerstone's Registration Statement on Form 8-A, dated April 8, 1997, filed pursuant to
    Section 12(b) of the Exchange Act, including any reports updating such description.

       (c) Our Current Report on Form 8-K dated January 15, 1998 (including Amendment No. 1 thereto on Form 8-K/A), our Current Report on Form 8-K dated March 31, 1998, our Current Report on Form 8-K dated June 4, 1998 (including Amendment No. 1 thereto on Form 8-K/A), our Current Report on Form 8-K dated July 2, 1998 (including Amendment No. 1 thereto on Form 8-K/A), our Current Report on Form 8-K dated August 12, 1998 (including Amendment No. 1 thereto on Form 8-K/A), and our Current Report on Form 8-K dated October 16, 1998.

       (d) Our Current Report on Form 8-K dated March 31, 1999.

       (e) Our Current Report on Form 8-K dated April 9, 1999.

     Cornerstone will provide without charge to each person to whom a copy of this prospectus is delivered (including any beneficial owner of Shares) on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to David S. McKenney, Senior Vice President, 306 East Main Street, Richmond, Virginia 23219. Telephone requests for copies may be directed to: 1-804-643-1761. You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. Cornerstone has not authorized anyone to provide you with different or additional information. Cornerstone is not making an offer to sell any Shares in any state or country where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.

                                  CORNERSTONE

     We are a Virginia corporation which has elected to be treated for federal income tax purposes as a real estate investment trust ("REIT") under the Internal Revenue Code. We are an owner and operator of residential apartment communities. Our address is 306 East Main Street, Richmond, Virginia 23219, and our telephone number is 1-804-643-1761.

                                    THE PLAN

     The Dividend Reinvestment and Share Purchase Plan for record holders of our Shares is set forth, defined and explained in the following questions and answers. Because of this, this prospectus should be retained by you for future reference.

PURPOSE

1. WHAT IS THE PURPOSE OF THE PLAN?

     The purpose of the Plan is to provide Shareholders of record ("Participant" or "you") with a convenient and economical way of investing cash dividends in additional Shares and making voluntary cash investments in Shares, in each case without payment of any brokerage commission or service charge. Because such additional Shares will be purchased directly by you from us, we will receive additional funds to make real estate acquisitions, make improvements to our properties, repay indebtedness, and use for working capital and other general corporate purposes.

ADVANTAGES AND POSSIBLE DISADVANTAGES

2. WHAT ARE THE ADVANTAGES AND POSSIBLE DISADVANTAGES OF THE PLAN?

     Advantages of the Plan may include:

     AUTOMATIC REINVESTMENT. You may have cash dividends on all or a portion of your Shares automatically reinvested in additional whole and fractional Shares. Dividends on those additional Shares will be reinvested automatically in additional Shares.

     VOLUNTARY CASH INVESTMENT IN SHARES. You may purchase additional Shares by making voluntary cash payments of not less than $50 nor more than $15,000 (per Participant or beneficial owner on whose behalf a Participant is acting) in any period between quarterly investment dates.

     NO BROKERAGE FEES. There are no brokerage fees, commissions or service charges on Shares purchased through the Plan, either with reinvested dividends or with voluntary payments.

     STATEMENTS. Regular statements of account will be mailed to Participants after each investment to provide simplified record-keeping.

     In evaluating the potential advantages of the Plan, prospective Participants should also consider possible disadvantages of the Plan. A Participant must make an investment decision to participate in the Plan and to purchase Shares prior to the date the purchase price is determined. See Question
13. Unless we specifically provide otherwise, a Participant may not terminate participation with respect to a given Investment Date after the dividend record date with respect to the reinvestment of dividends or after the 72 hour period preceding the Investment Date with respect to voluntary cash payments. See Question 21. The market price of the Shares may fluctuate between the time you make an investment decision to participate in the Plan and the time at which Shares are purchased. In addition, no interest will be paid on voluntary cash payments received by the Administrator pending reinvestment under the Plan.

     You should also note that under Cornerstone's previous version of the Plan, purchases of Shares were made at a discount. The discount was 5% of the otherwise applicable price in the case of reinvested dividends and 3% of the otherwise applicable price in the case of voluntary cash purchases. Under the Plan as described in this Prospectus, Cornerstone has eliminated these discounts after the payment of the April 1999 dividend. See Question 13.

     Finally, you must be aware of the income tax consequences of participation in the Plan (summarized under Question 27), including the rule that you will be treated for federal income tax purposes as having received on each dividend payment date a distribution equal to the fair market value of the Shares purchased plus any cash actually distributed.

ELIGIBILITY

3. WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

     All Shareholders of record who own Common Shares are eligible to participate in the Plan. If your Shares are registered in a name other than your own (e.g., in the name of a broker, bank or nominee) and you want to participate, you must either make appropriate arrangements for your broker, bank or nominee to become a Participant or you must become a Shareholder or record by having a part or all of your Shares transferred to your own name. To have Shares of which you are the beneficial owner re-registered in your name, you must make appropriate arrangements with your broker, bank or nominee.

     Beneficial owners participating through a nominee should consult with the nominee (e.g., the broker or bank) regarding how to participate and whether any fees will be charged to participate. Cornerstone reserves the right to refuse to permit a nominee to participate in the Plan if the terms of such participation would in Cornerstone's judgment result in excessive burden or cost to Cornerstone. Any nominee participating in the Plan on behalf of beneficial owners must participate on behalf of such beneficial owners in compliance with all relevant provisions of the Plan.

     The Plan is intended for the benefit of Shareholders of Cornerstone. It is not for individuals or investors who engage or seek to engage in transactions which may cause aberrations in the price or trading volume of Shares. Cornerstone reserves the right to modify, suspend or terminate participation in the Plan by otherwise eligible persons in order to eliminate practices which are not consistent with the purpose of the Plan. In order to make voluntary cash investments, a Participant must remain a holder of record from the last day of the month before the Investment Date through the Investment Date.

     Cornerstone may also refuse participation in the Plan to Shareholders residing in states where Shares offered pursuant to the Plan are neither registered under applicable securities laws or exempt from registration.

ADMINISTRATION

4. WHO ADMINISTERS THE PLAN FOR THE PARTICIPANTS?

     First Union National Bank of North Carolina ("Administrator"), which also serves as Cornerstone's transfer agent, registrar and dividend disbursing agent, acts as Administrator for the Plan and the Participants. Beneficial owners who are not record owners will participate through their broker, bank or other
nominee,   and  such  broker,   bank  or  other   nominee  will  deal  with  the
Administrator.

PARTICIPATION

5. HOW DOES A SHAREHOLDER PARTICIPATE IN THE PLAN?

     All Shareholders currently participating in the Plan will continue until they withdraw either as described in Question 21 or as otherwise permitted by us. Otherwise, a Shareholder of record may join the Plan by completing an Authorization Card in the form included in this Prospectus and returning it to the Administrator. The address of the Administrator is:

                   First Union National Bank of North Carolina
                             Two First Union Center
                      Charlotte, North Carolina 28288-1154
                      Attention: Shareholder Services Group
                           Dividend Reinvestment Area
                             Telephone: 800-829-8432

     A Shareholder who is not a Shareholder of record and who owns Shares through a broker, bank or other nominee should contact the broker, bank or other nominee regarding how to participate. For any such beneficial owner to participate, the broker, bank or other nominee will have to become a "Participant" on behalf of the beneficial owners it represents by submitting an Authorization Card to the Administrator.

6. WHEN MAY A SHAREHOLDER JOIN THE PLAN?

     You may join the Plan at any time. If the Authorization Card is received by the Administrator on or before the record date for the payment of the next dividend, reinvestment will begin with that dividend. If the Authorization Card is received in the period between any dividend record date and payment date, unless we otherwise notify you, the next dividend will be paid in cash and the Shareholder's initial dividend reinvestment will begin with the following dividend.

     Voluntary cash payments may be made when joining the Plan.

7. WHAT DOES THE AUTHORIZATION CARD PROVIDE?

     The Authorization Card provides for the purchase of additional Shares through these investment options:

       1. Full Dividend Reinvestment directs the investment of all of your cash dividends on all of the Shares then or subsequently registered in your name, and also permits you to make voluntary cash payments for the purchase of additional Shares under the Plan.

       2. Partial Dividend Reinvestment directs the investment of the cash dividends on that number of Shares registered in your name which are designated in the appropriate space on the Authorization Card, and also permits you to make voluntary cash payments for the purchase of additional Shares under the Plan.

     You may select either of the above investment options. To initially elect to participate in the Plan, you must direct the Administrator to reinvest dividends on at least one (1) Share held of record by the Shareholder. You may not elect to make only voluntary cash payments under the Plan.

8. HOW MAY A PARTICIPANT CHANGE OPTIONS UNDER THE PLAN?

     As a Participant, you may change investment options or modify the number of Shares designated under the Partial Dividend Reinvestment option at any time by completing a new Authorization Card and returning it to the Administrator at the address as set forth on the Authorization Card. Beneficial owners of Shares who are not Shareholders of record should consult with their broker, bank or other nominee regarding procedures for changing options under the Plan.

COSTS

9. WHAT COSTS DO PARTICIPANTS PAY FOR THEIR PURCHASES OF SHARES UNDER THE PLAN?

     None. There are no brokerage fees on purchases. All costs of administration of the Plan are paid by us, except that Participants may incur certain costs in connection with their withdrawal from the Plan if they direct the Administrator to sell their Shares. In addition, beneficial owners of Shares participating through a broker, bank or nominee should consult their broker, bank or other nominee to determine if there is any charge for participating in that manner.

PURCHASES AND VOLUNTARY CASH PAYMENTS

10. WHAT IS THE SOURCE OF THE SHARES PURCHASED UNDER THE PLAN?

     Shares purchased under the Plan come from our legally authorized but unissued Shares. Shares will not be purchased in the open market.

11. WHEN WILL DIVIDENDS AND VOLUNTARY CASH PAYMENTS BE INVESTED IN SHARES?

     The dates of investment of dividends ("Investment Dates") will be the dividend payment dates. If the exchange or market on which the Shares are principally traded is not open for trading on such date, the Investment Date will be the next day that such exchange or market is open for trading.

Dividend payment dates normally occur on or around the 20th day of January, April, July and October of each year. In any month in which a cash dividend on Shares is paid, voluntary cash payments will also be invested on the Investment Date.

12. HOW MANY SHARES WILL BE PURCHASED WITH A PARTICIPANT'S DIVIDENDS AND VOLUNTARY CASH PAYMENTS?

     The number of full and fractional Shares purchased with a Participant's dividends and voluntary cash payments will be determined by dividing the aggregate amount of dividends and voluntary cash payments, if any, by the applicable purchase price of Shares.

13. WHAT WILL BE THE PRICE FOR SHARES PURCHASED UNDER THE PLAN?

     If the Shares are listed on the New York Stock Exchange (as they are as of the date of this prospectus), the purchase price will be the higher of (i) the average of the daily closing sales prices for Cornerstone's Common Shares (as published in "The Wall Street Journal" report of New York Stock Exchange--Composite Transactions) for the period of ten trading days preceding the applicable Investment Date (but not greater than 105% of clause (ii) below) (the "Pricing Period") and (ii) the average of the high and low sale prices of Cornerstone's Shares on the New York Stock Exchange on the day preceding the Investment Date.

     If the Shares are listed on an exchange other than the New York Stock Exchange, the purchase price will be the higher of (i) the average of the daily closing sales prices of Shares on such exchange for the period of ten trading days ending on the day preceding the applicable Investment Date (but not greater than 105% of clause (ii) below) and (ii) the average of the high and low sale prices of Shares on the exchange on the day preceding the Investment Date.

     If the Shares are Traded other than on a securities exchange, the purchase price will be the higher of (i) the average of the mean of the closing representative bid and asked prices for the Shares as reported by the market quotation reporting system of such market for the period of ten trading days ending on the day preceding the Investment Date (but not greater than 105% of clause (ii) below) and (ii) the average of the closing representative bid and asked prices of the Shares as reported by the market quotation reporting system of such market on the day preceding the Investment Date.

     For the dividends payable with respect to April 1999 (but not thereafter) Shares purchased through dividend reinvestment will be purchased at 95% of the purchase price determined as described above, and Shares purchased with voluntary cash payments will be purchased at 97% of the purchase price determined as described above.

     Investment of voluntary cash payments may be subject to the additional requirement that the investment price must exceed the Threshold Price if a Threshold Price has been established. The investment price may be higher for voluntary cash investments if a Threshold Price has been established. See Question 16.

     The purchase price for Shares and the Threshold Price, if any, will be calculated by us and provided in writing by us to the Administrator. Any determination of such prices made by us is binding on the Administrator and you in the absence of our bad faith.

14. HOW DOES A PARTICIPANT MAKE VOLUNTARY CASH PAYMENTS?

     Shareholders enrolling in the Plan may make an initial voluntary cash payment by mailing a check or money order with an executed Authorization Card to the Administrator. After an Authorization Card has been received by the Administrator, voluntary cash payments may be made by mailing a check or money order together with a properly executed copy of the form for such purpose which will accompany the account statement sent to Participants. All checks and money orders must be payable to "First Union National Bank of North Carolina." Do not send cash.

     Voluntary cash payments must be received not later than five business days before the Investment Date, and checks must clear prior to such Investment Date, for a voluntary cash payment to be invested on the Investment Date. Voluntary cash investments received fewer than five business days before an

Investment Date will be held, without interest, until the next Investment Date. Any voluntary cash payments not yet invested will be refunded on written request received by the Administrator not later than 72 hours before the next Investment Date.

     As an alternative to mailing a check or money order with each voluntary cash payment, a Participant may make arrangements with the Administrator for automatic drafts or withdrawals from a Participant's checking, savings or other account. If a Participant provides the Administrator written notice of any change in such automatic draft or automatic withdrawal authorization at least ten days before any record date, such change will be given effect as of the next dividend payment date. If the notice is given to the Administrator after the ten-day period, the change will not be given effect until the second succeeding dividend payment date.

     Shares purchased with voluntary cash payments will be held by the Administrator and credited to your account under the Plan. Thereafter, dividends on such Shares will automatically be fully reinvested in additional Shares unless such Shares are withdrawn from the Plan by written notice to the Administrator, which must be received before the applicable dividend record date.

     A Shareholder who is not a Shareholder of record and who owns Shares through a broker, bank or other nominee should contact the broker, bank or other nominee regarding how to make voluntary cash payments. The broker, bank or other nominee will submit voluntary cash payments to the Administrator on behalf of the beneficial owner.

15. ARE THERE ANY LIMITATIONS ON VOLUNTARY CASH PAYMENTS?

     Yes. A Participant, or a beneficial owner on whose behalf a Participant is acting, may make voluntary cash payments during the period between each quarterly Investment Date of not less than $50 nor more than $15,000 (the "Maximum Investment"). If a Participant, or a beneficial owner on whose behalf a Participant is acting, holds more than one Plan account or Shares under the same social security or tax identification number, voluntary cash payments from the Participant or beneficial owner will generally be aggregated and subject to the Maximum Investment. We will not consider or grant any request for waiver of the Maximum Investment. A Participant, or a beneficial owner on whose behalf a Participant is acting, may not use voluntary cash payments to purchase a number of Shares exceeding that number of Shares owned by the Participant or beneficial owner on the record date. However, we may, in our sole discretion, grant waivers of this limitation upon voluntary cash payments.

16. WHAT ARE THE THRESHOLD PRICE PROVISIONS?

     Prior to 5:00 p.m. on the last business day preceding each Pricing Period (see Question 13 for a description of the Pricing Period), we reserve the right to establish a minimum price for the investment of voluntary cash payments (the "Threshold Price") on the Investment Date, subject to the following provisions:

   The Threshold Price will be established in our sole discretion after a review of current market conditions and other factors.

   A Participant may determine whether a Threshold Price has been established and its amount by telephoning the Administrator.

   If the average of the high and low sales prices (or the mean of the closing representative bid and asked prices) of the Shares on the New York Stock Exchange or other exchange or market on a trading day during the Pricing Period (a "Daily Investment Price") is less than the Threshold Price, such Daily Investment Price will be EXCLUDED from the Pricing Period for the purpose of calculating the purchase price for voluntary cash payments.

   If the Threshold Price is greater than EACH Daily Investment Price during a Pricing Period for a particular Investment Date voluntary cash payments will not be reinvested and voluntary cash payments will be returned to the Participants as promptly as practicable following the Investment Date, without interest.

   If the Threshold Price is established, the investment price for voluntary cash payments may be higher than the investment price for dividends reinvested in additional Shares.

REPORTS

17. WHAT REPORTS WILL PARTICIPANTS RECEIVE?

     Following each purchase of Shares for a Participant under the Plan, the Administrator will mail to the Participant a statement of account showing the amounts invested, the number of Shares purchased, and the purchase price for the Shares. These statements should be retained for income tax purposes. During the year Participants will receive copies of the same materials sent to all Cornerstone Shareholders, including our quarterly and annual reports, proxy statements and other information concerning annual Shareholder meetings. In general, a Shareholder who is not a Shareholder of record and who owns Shares through a broker, bank or nominee will receive statements and information concerning the Plan only from the broker, bank or nominee, although we may also elect to send various Shareholder communications to underlying beneficial owners.

     In addition to the foregoing, our Bylaws require that each Participant be provided at least annually with a description of all material information regarding distributions to Shareholders and the effect of reinvesting such distributions, including the tax consequences thereof.

DIVIDENDS

18. WILL PARTICIPANTS BE PAID DIVIDENDS PAID ON SHARES HELD IN THEIR ACCOUNTS UNDER THE PLAN?

     Yes. Dividends will be paid on all full and fractional Shares held in a Plan account. Dividends will automatically be reinvested in additional Shares and added to Participants' accounts.

CERTIFICATES FOR SHARES

19. DO PARTICIPANTS RECEIVE CERTIFICATES FOR SHARES PURCHASED UNDER THE PLAN?

     No. Although record owners of Shares may request stock certificates evidencing their ownership, in the absence of such specific request, all Shares of record owners and, in any event all Shares beneficially owned by other than record owners, including full and fractional Shares issued under the Plan, will be issued in uncertificated or "book entry" form. This feature permits ownership of fractional Shares, protects against loss, theft or destruction of stock certificates, and reduces the costs of the Plan.

     Also, as noted above in Question 3, the Administrator will hold Shares in the names of the registered holders. In the case of a Shareholder holding his or her shares in the name of a broker, bank or nominee, this means that the Administrator will hold the Shares in the name of such broker, bank or nominee unless the Shareholder elects to become a Shareholder of record by having a part or all of the Shares transferred to the Shareholder's own name.

SALES OF SHARES

20. HOW MAY PARTICIPANTS SELL SHARES THROUGH THE PLAN?

     Participants may instruct the Administrator to sell some or all of their Shares held in the Plan by notifying the Administrator in writing or by using the form included with account statements. Beneficial owners holding their Shares through a broker, bank or other nominee should consult the broker, bank or other nominee regarding procedures for selling the Shares.

     The Administrator will sell Shares through a registered broker dealer, which may be First Union Brokerage Services, which is an affiliate of the Administrator, as soon as practicable after receipt of a proper written request. Shares to be sold may be combined with those of other Participants requesting sale of their Shares, and the proceeds to each Participant will be based on the average price for all Shares sold during the day of sale. Participants should understand that the price of the Shares may go down as well as up between the date a request to sell is received and the date the sale is executed. The Plan does not offer the ability for Participants to specify either the dates or the prices at which Shares are to be sold through the Administrator.

     If a request to sell Shares is received on or after the record date, and before the payment date, for a dividend, any cash dividend paid on such Shares will be reinvested. The request to sell Shares will then be processed as soon as practicable after the dividend is reinvested and the additional Shares are credited to the Participant's account.

     There is no charge for selling Shares through the Administrator except for the Participant's pro rata share of brokerage commissions.

WITHDRAWAL FROM THE PLAN

21. WHEN AND HOW MAY A PARTICIPANT WITHDRAW FROM THE PLAN?

     A Participant may withdraw from the Plan at any time by written request to First Union National Bank of North Carolina, Two First Union Center, Charlotte, North Carolina 28288-1154, Attention: Shareholder Services Group, Dividend Reinvestment Area. Unless we provide otherwise, if the withdrawal request is received on or after the record date for determining the Shareholders entitled to receive the next dividend, that dividend will be reinvested in Shares for the Participant's account on the dividend payment date, and the request for withdrawal will be processed promptly thereafter. Any voluntary cash payments sent to the Administrator prior to a withdrawal request will also be invested in Shares on the next Investment Date unless the Participant requests in writing the return of the payments at least 72 hours before the Investment Date.

     Beneficial owners holding their Shares through a broker, bank or other nominee should consult the broker, bank or other nominee regarding procedures for withdrawal.

22. WHAT HAPPENS AFTER A PARTICIPANT WITHDRAWS FROM THE PLAN?

     When a Participant withdraws from the Plan, unless the Participant requests the Administrator to sell all its Shares in the Plan, the Participant will receive all dividends in cash unless and until the Participant rejoins the Plan.

     Upon withdrawal from the Plan, you may request the Administrator to sell all of your Shares in the Plan account. In that case, the sale will be made as promptly as possible after processing the withdrawal request, and the Administrator will pay you the proceeds of the sale, less any applicable brokerage commission or charge. If the withdrawal request is received on or after the record date for determining the Shareholders entitled to receive the next dividend, the processing of the withdrawal request, and hence the sale, will be delayed until after the dividend payment date.

23. WHEN MAY A SHAREHOLDER REJOIN THE PLAN?

     Generally, a Shareholder of record may again become a Participant at any time.

OTHER INFORMATION

24. WHAT HAPPENS WHEN A PARTICIPANT SELLS OR TRANSFERS SOME OR ALL OF HIS OR HER SHARES IN THE PLAN?

     There is no effect on the Shares remaining in the Plan.

     If you dispose of all or a portion of your Shares, the Administrator will continue to reinvest dividends on Shares credited to your Plan account in additional Shares unless and until a written request to withdraw such Shares from your Plan account is received by the Administrator, and any voluntary cash payments will continue to be invested under the Plan in additional Shares.

     If you dispose of all or a portion of your Shares and you have directed the Administrator to reinvest dividends on some of your Shares (i.e., Partial Dividend Reinvestment), you should provide new written instructions to the Administrator on how to handle your account. If the Administrator does nor receive new instructions, it may, in its discretion, pay cash dividends to you on all of your remaining Shares.

25. WHAT HAPPENS IF WE ISSUE A STOCK DIVIDEND, DECLARE A STOCK SPLIT, OR HAVE A RIGHTS OFFERING?

     Any stock dividends or split Shares distributed by Cornerstone on Shares held in the Plan will be credited to your Plan account.

26. HOW WILL A PARTICIPANT'S PLAN SHARES BE VOTED AT ANNUAL OR SPECIAL MEETINGS OF SHAREHOLDERS?

     You will receive a proxy to vote the number of Shares (including fractional Shares) held in your Plan account. If no instructions are indicated on a properly signed and returned proxy card, your Shares in the Plan account will be voted in accordance with the recommendations of Cornerstone's management. If the proxy card is not returned or is returned unsigned, your Shares will not be voted. Shares held by you outside of the Plan may be voted by proxy or in person at the meeting.

27. WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?

     Distributions by REITs are treated as dividends to the extent a REIT has earnings and profits for federal income tax purposes. To the extent that the amount distributed by a REIT exceeds the current and accumulated earnings and profits of the REIT, the distribution will first be treated as a return of capital to the Shareholder to the extent of basis, with any excess taxable as gain realized from the sale of shares.

     Amounts automatically reinvested in additional whole and fractional Shares are taxable to the Participant or beneficial owner notwithstanding that such amounts are reinvested in Shares. A Participant or beneficial owner will be treated for federal income tax purposes as having received on each dividend payment date a taxable distribution equal to the fair market value on such dividend payment date of the Shares acquired plus any cash actually distributed.

     The initial tax basis of whole or fractional Shares acquired through dividend reinvestment or purchased will equal the purchase price of the Shares acquired or purchased. A Participant or beneficial owner will generally recognize capital gain or loss on the sale of the Shares equal to the difference between the amount realized on the sale and the Participant's or beneficial owner's tax basis. The holding period for Shares credited to a Participant's or beneficial owner's Plan or nominee account pursuant to the dividend reinvestment aspect of the Plan will begin on the day following the date on which the Shares were purchased for the Participant's or beneficial owner's account. The holding period for Shares purchased by voluntary cash payments will begin on the day following the date of purchase.

     In the case of Shareholders of record whose dividends are subject to United States federal income tax withholding or backup withholding, the Administrator will reinvest dividends less the amount of tax required to be withheld.

     The sales of Shares through the Plan will be reported to the Internal Revenue Service and to Participants on Form 1099B.

     The foregoing discussion briefly summarizes the principal federal income tax consequences, under current law, of participating in the Plan and is provided for general information purposes. It does not address all potentially relevant tax matters, including consequences peculiar to persons subject to special provisions of tax law. No tax ruling has been issued or requested regarding the Plan.

     Participants in the Plan and participating beneficial owners are urged to consult with their own tax advisors with respect to tax laws applicable to their specific situations. In addition, the tax consequences of participation in the Plan by retirement plans differ from those outlined for individuals. Since the laws and regulations regarding the federal income tax consequences of retirement plan participation are complex and subject to change, a retirement plan considering such participation should consult with its own retirement plan trustees, custodians or tax advisors for specific information.

28. MAY THE PLAN BE CHANGED OR DISCONTINUED?

     While we hope to continue the Plan indefinitely, we reserve the right to suspend or terminate the Plan at any time. We also reserve the right to make modifications to the Plan. Participants will be informed of any such suspension, termination or modification.

     Furthermore, we reserve the right, but do not have the obligation, to waive or modify particular requirements and rules of the Plan if we deem the waiver or modification appropriate.

29. WHAT IS THE RESPONSIBILITY OF THE ADMINISTRATOR AND CORNERSTONE UNDER THE PLAN?

     The Administrator receives the Participants' dividends and voluntary payments, invests such amounts in additional Shares, maintains records of each Participant's account, holds, or arranges for the holding, in a nominee name of all Shares purchased for Participants, and advises Participants as to all transactions in and the status of their accounts.

     Neither we nor the Administrator nor its nominees shall have any liability for any act done in good faith or for any good faith omission to act in connection with the Plan, including any claim or liability arising out of failure to terminate a Participant's account upon his death prior to receipt of written notice of death, nor shall we or they have any duties, responsibilities or liabilities except such as are set forth in the Plan.

30. WHO BEARS THE RISK OF MARKET PRICE FLUCTUATIONS IN CORNERSTONE'S SHARES?

     Your investment in Shares held in a Plan account is no different than an investment in directly held Shares in this regard. You bear the risk of loss and the benefits of gain from market price changes for all of your Shares.

     Neither we nor the Administrator can guarantee that Shares purchased under the Plan will, at any particular time, be wroth more or less than their purchase price.

                                USE OF PROCEEDS

     We propose to use the proceeds from the sale of Shares under the Plan to continue Cornerstone's real estate acquisitions, to make improvements to Company properties, to repay indebtedness, and for working capital and other general corporate purposes. Cornerstone has no basis for estimating precisely either the number of Shares that may be sold under the Plan, or the prices at which the Shares will be sold.

                         DESCRIPTION OF COMMON SHARES

     Cornerstone has 100,000,000 Common Shares, no par value, authorized and 39,370,147 Shares were issued and outstanding as of March 31, 1999. Each Share is fully paid and nonassessable upon payment therefor and issuance. Cornerstone has 25,000,000 preferred shares authorized.

     Dividend Rights. The holders of Shares are entitled to receive such dividends as are declared by our Board of Directors.

     Voting Rights. The Common Shares have the sole voting power to elect directors. Each Share is entitled to one vote on all matters submitted to a vote of Shareholders, including the election of directors. There is no cumulative voting. Currently, the Board of Directors is divided into three classes, as nearly equal in size as possible. The terms of one class of directors expire each year.

     Liquidation Rights. Upon any dissolution, liquidation or winding up of Cornerstone, the holders of Shares are entitled to receive pro rata all of Cornerstone's assets and funds remaining after payment of, or provision for, creditors and after provision for any preferred shares which are superior to the Shares.

     Preemptive Rights. Holders of Shares have no preemptive right to purchase or subscribe for any shares of capital stock of Cornerstone.

     Repurchase of Shares and Restrictions on Transfer. In order that we may meet certain requirements under the Internal Revenue Code applicable to real estate investment trusts ("REITS"), Cornerstone's Bylaws prohibit any person from acquiring or holding, directly or indirectly, ownership of a number of Shares in excess of 9.8% of all the outstanding Shares. Shares owned by a person in excess of such amounts are referred to in the Bylaws as "Excess Shares." For this purpose the term "Ownership" is defined in accordance with certain ownership rules of the Internal Revenue Code. Accordingly, Shares owned or deemed to be owned by a person who individually owns less than 9.8% of the Shares outstanding nevertheless may be Excess Shares.

     Holders of Excess Shares are not entitled to voting rights, dividends or distributions with respect to the Excess Shares. If, after the purported transfer or other event resulting in an exchange of Common Shares for Excess Shares and before discovery by us of such exchange, dividends or distributions are paid with respect to Common Shares that were exchanged for Excess Shares, then such dividends or distributions are to be repaid to Cornerstone upon demand.

     The Bylaws also provide that in the event any person acquires Excess Shares, such Excess Shares may be redeemed by us at the discretion of the Board of Directors. Except as set forth below, the redemption price for redeemed Excess Shares will be the lesser of (i) the price paid for the Excess Shares (or if no notice of such purchase price is given, at a price to be determined by the Board of Directors, in its sole discretion, but no lower than the lowest market price for the Common Shares during the year prior to the date Cornerstone exercises its purchase option) and (ii) the fair market value of such Excess Shares, which shall be the fair market value of the Shares as determined in good faith by the Board of Directors or, if the Shares are listed on a national securities exchange, the closing price (average of closing bid and asked prices if the Shares are quoted on the NASDAQ National Market System) on the last business day prior to the redemption date. To redeem Excess Shares, the Board of Directors must give a notice of redemption to the holder of the Excess Shares not less than one week prior to the date fixed by the Board of Directors for redemption. The holder may sell such Excess Shares before the date fixed for redemption. If he does not, the redemption price for such Excess Shares shall be paid on the redemption date fixed by the Board of Directors and included in such notice.

     Under the Bylaws, any acquisition of Shares of Cornerstone that would result in the disqualification of us as a REIT under the Internal Revenue Code is void to the fullest extent permitted by law, and the Board of Directors is authorized to refuse to transfer Shares to a person if, as a result of the acquisition, that person would own Excess Shares.

     The ownership limitations described above may have the effect of precluding changes in control of Cornerstone, or preventing a transaction in which some or all Shareholders might receive a premium for sale of a large or control block of Shares.

     Transfer Agent and Registrar. The transfer agent and registrar for the Common Shares is First Union National Bank of North Carolina, Charlotte, North Carolina.
                             PLAN OF DISTRIBUTION

     The Shares sold under the Plan are being distributed directly by us rather than through an underwriter, broker or dealer. There will be no brokerage commissions or other fees charged to Participants in connection with purchases of Shares made directly from us under the Plan. Upon withdrawal by a Participant from the Plan by the sale of Shares held under the Plan, the Participant will receive the proceeds of such sale less any related brokerage commissions and any applicable transfer taxes.

     The Shares may not be available under the Plan in all states. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any Shares or other securities in any state or any other jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Virginia law and our Articles of Incorporation provide that our directors and officers shall have no liability to Cornerstone or its Shareholders in certain actions by or in the right of Cornerstone unless such officer or director has engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities laws. Generally, claimants must look solely to Cornerstone's property for satisfaction of claims arising in connection with the affairs of Cornerstone.

     The Articles of Incorporation provide that Cornerstone shall indemnify any present or former director or officer against any expense or liability in an action brought against such person if the directors (excluding the indemnified party) determine in good faith that the director or officer was acting in good faith within what he reasonably believed to be the scope of his authority and for a purpose which he reasonably believed to be in the best interests of Cornerstone or its Shareholders, and that the liability was not the result of misconduct, bad faith, negligence, reckless disregard of duties or violation of the criminal law. Indemnification is not allowed for any liability imposed by judgment, and associated costs, including attorneys' fees, arising from or out of a violation of federal or state securities laws associated with the public offering of the Common Shares unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Cornerstone pursuant to the foregoing provisions, Cornerstone has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 1998, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

     The following Statements of Income and Direct Operating Expenses of properties purchased by us, incorporated in this prospectus and registration statement, have been incorporated in reliance on the reports of L.P. Martin & Company, P.C., independent certified public accountants, also incorporated herein, and upon the authority of that firm as experts in accounting and auditing: (1) a report dated February 5, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Sterling Point Apartments for the twelve-month period ended December 31, 1997; (2) a report dated April 8, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Hampton Pointe Apartments for the twelve-month period ended February 28, 1998,
(3) a report dated April 8, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Edgewood Knoll Apartments for the twelve-month period ended February 28, 1998, (4) a report dated June 25, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property The Timbers Apartments for the twelve-month period ended April 30, 1998, (5) a report dated August 6, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property The Gables Apartments for the twelve-month period ended May 31, 1998, and (6) a report dated November 5, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Cape Landing Apartments for the twelve-month period ended September 30, 1998.

                                 LEGAL MATTERS

     Certain legal matters with respect to the legality of the Shares offered will be passed upon by our legal counsel, McGuire, Woods, Battle & Boothe LLP, Richmond, Virginia. McGuire, Woods, Battle & Boothe LLP also acts as counsel to Glade M. Knight, Cornerstone's Chief Executive Officer, and certain of his affiliates. Leslie A. Grandis, a partner in McGuire, Woods, Battle & Boothe LLP, is a director of Cornerstone.

                     CORNERSTONE REALTY INCOME TRUST, INC.
                 DIVIDEND REINVESTMENT AND SHARE PURCHASE PLAN
                               AUTHORIZATION CARD

TO: FIRST UNION NATIONAL BANK OF NORTH CAROLINA ("Administrator"):

I hereby appoint you as my Administrator, subject to the Terms and Conditions of the Dividend Reinvestment and Share Purchase Plan of Cornerstone Realty Income Trust, Inc. ("Cornerstone"), set forth in the accompanying Prospectus, and authorize you, to the extent indicated, to apply all cash dividends payable to me on Company Common Shares and all my voluntary cash investments to purchase full Shares and fractional Shares of Cornerstone.

This appointment relates only to the Shares held by me of record in the account listed below and all full Shares and fractional Shares acquired under the Plan. I understand that I may terminate my participation at any time by notifying you in writing. If the undersigned is a nominee participating in the Dividend Reinvestment and Share Purchase Plan on behalf of underlying beneficial owners, the undersigned agrees to participate on behalf of such beneficial owners in compliance with all relevant provisions of the Plan.

I wish to participate in the Dividend Reinvestment and Share Purchase Plan on the following basis (select one).

[ ] FULL DIVIDEND REINVESTMENT. I want to reinvest dividends on all Shares now or hereafter registered in my name or held for me in the Plan by the Administrator. I may also make voluntary cash payments.

[  ] PARTIAL  DIVIDEND  REINVESTMENT.  I  want  to  reinvest  dividends  on only
     ________ Shares registered in my name. I understand that dividends on all Shares held for me in the Plan by the Administrator will be reinvested. I may also make voluntary cash payments.

My initial  voluntary  cash  investment  in the  following  amount is  enclosed:
$____________ (minimum $50, maximum $15,000, per quarter per Participant or beneficial owner on whose behalf a Participant acts). Check or money order should be made payable to "First Union National Bank of North Carolina."

Please Print or Type:

[_________________] SOCIAL SECURITY NUMBER OR TAXPAYER ID NUMBER

[________________________________]  NAME(S)  OF PARTICIPANT(S) (AS IT APPEARS ON
YOUR DIVIDEND CHECK).

--------------------------------------     -------------------------------------
STREET ADDRESS                             SIGNATURE(S) OF PLAN PARTICIPANT(S)

--------------------------------------     -------------------------------------
CITY            STATE          ZIP         TITLE IF SIGNING IN  A REPRESENTATIVE

COUNTRY -----------------------------      CAPACITY DATE -----------------------

(  )___________ DAYTIME PHONE NUMBER

MAIL  TO: FIRST  UNION  NATIONAL BANK OF NORTH CAROLINA, TWO FIRST UNION CENTER,
          CHARLOTTE, NORTH CAROLINA 28288-1154, Attn: Shareholder Services Group, Dividend Reinvestment Area

                   III. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following are estimates of the expenses to be incurred in connection with the issuance and distribution of the securities to be registered:


       SEC registration fee .................    $13,987
       Printing and engraving fees ..........     30,000
       Legal fees and expenses ..............     20,000
       Accounting fees and expenses .........     10,000
       Miscellaneous ........................     10,000
                                                 -------
       TOTAL ................................    $83,987

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The registrant has obtained, and pays the cost of, directors' and officers' liability insurance coverage. Directors' and officers' insurance insures (i) the directors and officers of the registrant from any claim arising out of an alleged wrongful act by the directors and officers of the registrant in their respective capacities as directors and officers of the registrant, and (ii) the registrant to the extent that the registrant has indemnified the directors and officers for such loss.

     The Virginia Stock  Corporation Act (the "Virginia  Act") permits,  and the registrant's Articles of Incorporation require, indemnification of the registrant's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933. Under Section 13.1-697 of the Virginia Act, a Virginia corporation generally is authorized to indemnify its directors in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The registrant's Articles of Incorporation require indemnification of officers and directors with respect to any action if the directors (other than the indemnified party) determine in good faith that the indemnified party's course of conduct was undertaken in good faith within what the indemnified party reasonably believed to be the scope of his authority and for a purpose he reasonably believed to be in the best interests of the registrant or its Shareholders, except in the case of misconduct, bad faith, negligence, reckless disregard of duties or violation of the criminal law. In addition, the registrant may carry insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act of 1933. The registrant's Articles of Incorporation, as permitted by the Virginia Act, eliminate the damages that may be assessed against a director or officer of the registrant in a Shareholder or derivative proceeding. This limit on liability will not apply in the event of willful misconduct or a knowing violation of the criminal law or of federal or state securities laws.

ITEM 16. EXHIBITS.

     The following exhibits are filed herewith, except as stated.


3.1        Amended and Restated Articles of Incorporation of Cornerstone  Realty
           Income Trust, Inc., as amended. (Incorporated herein by reference to Exhibit 3.1 included in Cornerstone's Report on Form 8-K dated May
           12, 1998; File No. 1-12875).

3.2        Bylaws of Cornerstone  Realty Income Trust, Inc. (Amended Through May
           12, 1998) (Incorporated herein by reference to Exhibit 3.2 included in Cornerstone's Report on Form 8-K dated May 12, 1998; File No.
           1-12875).

5 Opinion of McGuire, Woods, Battle & Boothe LLP as to the legality of the securities being registered.

23.1       Consent of McGuire, Woods, Battle & Boothe LLP (included in Exhibit 5).


23.2        Consent of Ernst & Young LLP.
23.3        Consent of L.P. Martin & Company, P.C.
24.1        Power of Attorney of Glade M. Knight.
24.2        Power of Attorney of Stanley J. Olander, Jr.
24.3        Power of Attorney of Martin Zuckerbrod.
24.4        Power of Attorney of Harry S. Taubenfeld.
24.5        Power of Attorney of Penelope W. Kyle.
24.6        Power of Attorney of Glenn W. Bunting, Jr.

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
   Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on April 9, 1999.

                                     Cornerstone Realty Income Trust, Inc.

                                     By: /s/ Stanley J. Olander, Jr.
                                         --------------------------------------
                                         Chief Financial Officer
                                         Stanley J. Olander, Jr., Chief
                                         Financial Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                  TITLE                       DATE
-----------------------------------------   -----------------------------------   --------------
           /s/ *                            Director and Chief Executive          April 9, 1999
---------------------------                   Officer
     Glade M. Knight

            /s/ *                           Director, Chief Financial Officer     April 9, 1999
---------------------------                   and Secretary
 Stanley J. Olander, Jr.

            /s/ *                           Director                              April 9, 1999
---------------------------
    Martin Zuckerbrod

            /s/ *                           Director                              April 9, 1999
---------------------------
   Harry S. Taubenfeld

           /s/ *                            Director                              April 9, 1999
---------------------------
     Leslie A. Grandis

  /s/ Leslie A. Grandis                     Director                              April 9, 1999
---------------------------
    Leslie A. Grandis

           /s/ *                             Director                              April 9, 1999
---------------------------
   Glenn W. Bunting, Jr.

           /s/ *                             Director                              April 9, 1999
---------------------------
     Penelope W. Kyle

*By:   /s/ Stanley J. Olander, Jr.
    -----------------------
    Stanley J. Olander, Jr.
     Attorney-in-Fact for
    the above-named persons
